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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             VANTAGEMED CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                       68-0383530
      (State of incorporation                           (I.R.S. Employer
        or organization)                                Identification No.)

3017 KILGORE ROAD, SUITE 195, RANCHO CORDOVA, CALIFORNIA       95670
          (Address of principal executive offices)           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                Name of each exchange on which
            to be so registered                each class is to be registered

              NOT APPLICABLE                                NONE

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-91657

         Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE

                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Common Stock, par value $0.001 per share, is incorporated herein by reference to the information set forth in the "Description of Capital Stock" section of the Registrant's Registration Statement on Form S-1, (Commission File No. 333-91657) as filed with the Securities and Exchange Commission (the "Registration Statement").

ITEM 2.  EXHIBITS.

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EXHIBITS                                      DESCRIPTION

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     1            Amended and Restated Certificate of Incorporation of the
                  Registrant, incorporated by reference to Exhibit 3.1 to the Registration Statement.

     2 Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration Statement.

     3 Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registration Statement.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                VANTAGEMED CORPORATION

Date:  February 7, 2000

                                                By:  /s/ Joel M. Harris
                                                     ------------------
                                                     Joel M. Harris
                                                     President

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                                  EXHIBIT INDEX

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EXHIBIT                        DESCRIPTION

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  1               Amended and Restated Certificate of Incorporation of the
                  Registrant, incorporated by reference to Exhibit 3.1 to the Registration Statement.

  2 Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration Statement.

  3 Specimen Common Stock Certificate, incorporated by reference to 3 Exhibit 4.1 to the Registration Statement.

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